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                                  EXHIBIT 10(I)

                                    AMENDMENT

                                       TO

                       PIONEER-STANDARD ELECTRONICS, INC.

                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


                  The following shall be inserted after the second paragraph of
Section 7:

                  The Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

                  With respect to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor to such Rule, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3; (ii) all transactions are subject to the conditions and requirements of Rule 16b-3, regardless of whether the conditions are expressly set forth in the Plan; and (iii) any provision of the Plan or action by plan administrators that is contrary to any condition or requirement of Rule 16b-3 shall not apply to any Director participating in the Plan.

                                      * * *


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